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                                                                     Exhibit 1.1

                        Crown Castle International Corp.

                  Debt Securities, Preferred and Common Stock

                             Underwriting Agreement
                             ----------------------



Ladies and Gentlemen:

     Crown Castle International Corp., a Delaware corporation (the "Company") and, if there are Selling Stockholders, the selling stockholders named in a schedule to the Terms Agreement (as defined in Article 2 below) (the "Selling Stockholders"), propose[s], subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in a schedule to the Terms Agreement (the "Underwriters") from time to time certain of its debt securities, preferred stock or common stock (the "Offered Securities"). The representatives of the Underwriters, if any, specified in a Terms Agreement are hereinafter referred to as the "Representatives"; provided, however, that if the Terms Agreement does not specify any representative of the Underwriters, the term "Representatives", as used in this Agreement, shall mean the Underwriters. If the Offered Securities are Debt Securities: The Offered Securities will be issued under an indenture, dated as of ____, ____ (the "Indenture"), between the Company and a trustee as Trustee, in one or more series, which series may vary as to interest rates, maturities, redemption provisions, selling prices and other terms. If the Offered Securities are Preferred Stock: The Offered Securities may be issued in one or more series, which series may vary as to dividend rates, redemption provisions, selling prices and other terms. Particular series or offerings of Offered Securities will be sold pursuant to a Terms Agreement, for resale in accordance with terms of offering determined at the time of sale.

     1. (a) The Company, as of the date of each Terms Agreement, represents and warrants to, and agrees with, each Underwriter that:

        (i) A registration statement on Form S-3 relating to the Offered Securities has been filed with the Securities and Exchange Commission (the "Commission") and has become effective; no other document with respect to the initial registration statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the initial registration statement, any post-effective amendment thereto or Rule 462(b) registration statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission. Such registration statement, as amended at the time of any Terms Agreement, is hereinafter referred to as the "Registration Statement", and the prospectus included in such Registration Statement, as supplemented and as contemplated by Section 2 to reflect the terms of the Offered Securities (if they are debt securities or preferred stock) and the terms of the offering of the Offered Securities, as first filed with the Commission pursuant to and in accordance with Rule 424(b) ("Rule 424(b)") under the Securities Act of 1993 ("Act"), including all material incorporated by reference therein, is hereinafter referred to as the "Prospectus".
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        (ii) No order preventing or suspending the use of any Preliminary
     Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter expressly for use therein [or by a Selling Stockholder].

        (iii) The Registration Statement conforms and on the date of each Terms Agreement will conform, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission ("Rules and Regulations") and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable date as to the Prospectus and any amendment or supplement thereto and as of the date of each Terms Agreement, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter expressly for use therein [or by a Selling Stockholder expressly for use in the preparation of the answers therein];

        (iv) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, except such as are described in the Prospectus or such as would not be reasonably expected, in the aggregate, to result in a material adverse effect on the condition (financial or other), business, prospects, properties or results of operations of the Company and its "significant subsidiaries" as defined in Rule 405 of the rules and regulations of the Commission promulgated under the Act, taken as a whole ("Material Adverse Effect");

        (v) The Company and its subsidiaries have good and marketable title to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as would not be reasonably expected, in the aggregate, to result in a Material Adverse Effect;

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        (vi) The Company is a corporation duly incorporated and validly existing and in good standing under the laws of the State of Delaware with all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify or to be in good standing would not have a Material Adverse Effect;

        (vii) Each subsidiary of the Company is a corporation (or in the case of Crown Atlantic Holding Company LLC, a limited liability company) duly organized and validly existing and in good standing under the laws of the its jurisdiction of organization with all requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify or to be in good standing would not have a Material Adverse Effect;

        (viii) None of the subsidiaries of the Company (other than the subsidiaries designated as "Significant Subsidiaries" under the Terms Agreement) (collectively, the "Significant Subsidiaries")) is a "significant subsidiary," as such term is defined in Rule 405 of the rules and regulations under the Act;

        (ix) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description of the Stock contained in the Prospectus; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors' qualifying shares and except as set forth in the Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except as set forth in the Prospectus;

        (x) If the Offered Securities are Debt Securities: The Offered Securities have been duly and validly authorized and, when issued and delivered against payment therefor as provided pursuant to the Terms Agreement, will be duly and validly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company and will be entitled to the benefits provided by the Indenture under which they are to be issued, which is substantially in the form filed as an exhibit to the Registration Statement, the Indenture has been duly authorized and duly qualified under the Trust Indenture Act and, when executed and delivered by the Company and the Trustee, will constitute a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditor's rights and to general equity principles; and the Offered Securities and the Indenture will conform to the description thereof in the Registration Statement and the Prospectus;

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        (xi) If the Offered Securities are Common Stock or are convertible into
     Common Stock: The Offered Securities to be issued and sold by the Company to the Underwriters pursuant to the Terms Agreement have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and nonassessable and will conform to the description of the Stock contained in the Prospectus; and, except as described in the Prospectus, the stockholders of the Company have no preemptive rights with respect to the Offered Securities;

        (xii) If the Offered Securities are Preferred Stock: The Offered Securities have been duly authorized and, when the Offered Securities have been delivered and paid for in accordance with the Terms Agreement on the Closing Date, such Offered Securities will have been validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Prospectus; and, except as described in the Prospectus, the stockholders of the Company have no preemptive rights with respect to the Offered Securities.

        (xiii) If the Offered Securities are Convertible: When the Offered Securities are delivered and paid for pursuant to the Terms Agreement at the Time of Delivery, such Offered Securities will be convertible into Common Stock of the Company in accordance with their terms (if the Offered Securities are preferred stock) or the Indenture (if the Offered Securities are debt securities); the shares of Common Stock initially issuable upon conversion of such Offered Securities have been duly authorized and reserved for issuance upon such conversion and, when issued upon such conversion, will be validly issued, fully paid and nonassessable; the outstanding share of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and conform to the description thereof contained in the Prospectus; and, except as described in the Prospectus, the stockholders of the Company have no preemptive rights with respect to the Common Stock.

        (xiv) The execution, delivery and performance of [If the Offered Securities are Debt Securities: the Indenture] [If the Offered Securities are Preferred Stock: the certificate of designations] and the Terms Agreement and the issuance and sale of the Offered Securities and compliance by the Company with all of the provisions thereof will not conflict with or result in a breach or violation of any of the terms or provisions of, or (with the giving of notice or the lapse of time or both) constitute a default under, (A) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (B) the provisions of the charter, by-laws or other constitutive documents of the Company or any of its subsidiaries or (C) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets except in the cases of clause (A) or (C), such breaches, violations or defaults that in the aggregate would not have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by the Terms Agreement (including the provisions of this Agreement), except (A) the registration under the Act of the Offered Securities and (B) such consents, approvals, authorizations,

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     registrations or qualifications as (1) may be required under the Exchange
     Act and applicable state or foreign securities laws in connection with the purchase and distribution of the Securities by the Underwriters, (2) as may have already been obtained or made and (3) the failure to obtain or make would not, individually or in the aggregate, have a Material Adverse Effect;

        (xv) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by the Terms Agreement (including the provisions of this Agreement) in connection with the issuance and sale of the Offered Securities by the Company, except such as have been obtained and made under the Act and, if the Offered Securities are debt securities, the Trust Indenture Act and such as may be required under state securities laws;

        (xvi) Neither the Company nor any of its subsidiaries (A) is in violation of its charter, by-laws or other constitutive documents, (B) is in default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (C) is in violation in any material respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any material license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except for, in the cases of clause (B) or (C), such defaults, violations or failures to obtain that in the aggregate would not have a Material Adverse Effect;

        (xvii) The statements set forth in the Prospectus under the caption "Description of the [Capital Stock/Notes]", insofar as they purport to constitute a summary of the terms of the Offered Securities, under the caption "Certain US Income Tax Considerations for Non-U.S. Holders" and under the caption "Underwriting", insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair;

        (xviii) Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

        (xix) The Company is not and, after giving effect to the offering and sale of the Offered Securities, will not be an "investment company", as such term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

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        (xx) Neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes;

        (xxi) KPMG LLP, who have certified certain financial statements of the Company and its subsidiaries and of certain other business operations to be acquired by the Company and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

        (xxii) If the Offered Securities are issued on or before January 1, 2000: The Company has reviewed its operations and that of its subsidiaries and is in the process of reviewing any third parties with which the Company or any of its subsidiaries has a material relationship to evaluate the extent to which the business or operations of the Company or any of its subsidiaries will be affected by the Year 2000 Problem. As a result of such review, the Company has no reason to believe, and does not believe, that the Year 2000 Problem will have a Material Adverse Effect. The "Year 2000 Problem" as used herein means any significant risk that computer hardware or software used in the receipt, transmission, processing, manipulation, storage, retrieval, retransmission or other utilization of data or in the operation of mechanical or electrical systems of any kind will not, in the case of dates or time periods occurring after December 31, 1999, function in any material respect at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000;

        (xxiii) Except as described in the Prospectus, there are no contracts, agreements or understandings between the Company or any of its subsidiaries and any person (other than as described in the Terms Agreement) granting such person the right to require the Company or any of its subsidiaries to file a registration statement under the Act with respect to any securities of the Company and its subsidiaries owned or to be owned by such person or to require the Company or any of its subsidiaries to include such securities in the securities registered pursuant to the Registration Statement or the Prospectus in any securities being registered pursuant to any other registration statement filed by the Company or any of its subsidiaries under the Act;

        (xxiv) This Agreement and the Terms Agreement have been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Underwriters, constitute the valid and binding agreement of the Company, enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts or materiality, reasonableness, good faith and fair dealing, regardless of whether in a proceeding in equity or at law);

          (xxv) If the Offered Securities are Common Stock or are convertible into Common Stock:; Except as described in the Prospectus, the Company has not sold or issued any shares of Common Stock during the six-month period preceding the date of the Terms Agreement, including any sales pursuant to Rule 144A under, or Regulation D or Regulation S of, the Act other than shares issued pursuant to employee benefit plans or other employee compensation plans or pursuant to outstanding options, rights or warrants;

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          (xxvi)  The consolidated historical and pro forma financial statements, together with the related notes thereto filed as part of the Registration Statement or included in the Prospectus comply as to form in all material respects with the requirements of Regulation S-X under the Act applicable to registration statements on Form S-3 under the Act.
       Such historical financial statements fairly present the financial position of the Company at the respective dates indicated and the results of operations and cash flows for the respective periods indicated, in each case in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout such periods. Such pro forma financial statements have been prepared on a basis consistent with such historical statements, except for the pro forma adjustments specified therein, and give effect to assumptions made on a reasonable basis and in good faith and present fairly the pro forma position, results of operations and the other information purported to be shown therein at the respective dates or the respective periods therein specified. The other financial and statistical information and data filed as part of the Registration Statement or included in the Prospectus, historical and pro forma, are, in all material respects, fairly presented and prepared on a basis consistent with such financial statements and the books and records of the Company;

          (xxvii) The Company and each of the Significant Subsidiaries has such permits, licenses, franchises, certificates of need and other approvals or authorizations of any governmental or regulatory authority ("Permits"), including, without limitation, any permits required by the Federal Communications Commission ("FCC"), the Federal Aviation Administration ("FAA") or the Office of Telecommunications ("OFTEL"), as are necessary under applicable law to own their respective properties and to conduct their respective businesses in the manner described in the Prospectus, except to the extent that the failure to have such Permits would not have a Material Adverse Effect. The Company and the Significant Subsidiaries have fulfilled and performed, in all material respects, all their respective obligations with respect to the Permits, and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit, subject in each case to such qualification as may be set forth in the Prospectus and except to the extent that any such revocation or termination would not have a Material Adverse Effect. Except as described in the Prospectus, none of the Permits contains any restriction that has not previously been satisfied and that is materially burdensome to the Company or any of the Significant Subsidiaries;

          (xxviii) For each existing tower of the Company not yet registered with the FCC where registration will be required, the FCC's grant of an application for registration of such tower will not have a significant environmental effect as defined under Section 1.1307(a) of the FCC's rules;

          (xxix) The consummation of the transactions contemplated by this Agreement shall not cause any third party to have any rights of first refusal with respect to the acquisition of towers under any agreement filed as an exhibit to, or incorporated by reference in, the Registration Statement or the Prospectus (the "Material Agreements") that has not already been described in the Prospectus as to which the Company and any of the Significant Subsidiaries or any of their property or assets may be subject;

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          (xxx) The Company and each of the Significant Subsidiaries owns or possesses all patents, trademarks, trademark registration, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights described in the Prospectus as being owned by any of them or necessary for the conduct of their respective businesses, and neither the Company nor any of the Significant Subsidiaries is aware of any claim to the contrary or any challenge by any other person to the rights of the Company or any of the Significant Subsidiaries with respect to such rights that, if determined adversely to the Company or any such Significant Subsidiary, would in the aggregate have a Material Adverse Effect;

          (xxxi) Neither the Company nor any of its subsidiaries is involved in any strike, job action or labor dispute with any group of employees, and, to the knowledge of the Company and the Subsidiaries, no such action or dispute is threatened;

          (xxxii) The Company and each of its subsidiaries are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification;

          (xxxiii) The Company and each of its subsidiaries have filed all federal, state and local income and franchise tax returns required to be filed through the date of the Terms Agreement and have paid all taxes due thereon, and no tax deficiency has been determined adversely to the Company or any of its subsidiaries nor does the Company or any of its subsidiaries have any knowledge of any tax deficiency which, if determined adversely to the Company or any of its subsidiaries, would have a Material Adverse Effect;

          (xxxiv) Since the date as of which information is given in the Prospectus through the date of the Terms Agreement, and except as may otherwise be disclosed in the Registration Statement or the Prospectus, the Company has not (i) issued or granted any securities, (ii) incurred any liability or obligation, direct or contingent, or entered into any transaction, in each case not in the ordinary course of business which is material to the Company and its subsidiaries taken as a whole or (iii) declared or paid any dividend on its capital stock (excluding payment in lieu of fractional shares upon conversion of certain senior preferred convertible stock of the Company);

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         (xxxv)  The Company (i) makes and keeps accurate books and records and
       (ii) maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements in conformity with GAAP and to maintain accountability for assets, (C) access to its assets is permitted only in accordance with management's general or specific authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

          (xxxvi) Neither the Company nor any of its subsidiaries, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment;

          (xxxvii) There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Company or any of its subsidiaries (or, to the knowledge of the Company, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or any of its subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not have, or could not be reasonably likely to have, singularly or in the aggregate, a Material Adverse Effect; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or any of its subsidiaries or with respect to which the Company or any of its subsidiaries has knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not have or would not be reasonably likely to have, singularly or in the aggregate, a Material Adverse Effect; and the terms "hazardous wastes," "toxic wastes," "hazardous substances" and "medical wastes" shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection; and

          (xxxviii) The Company and each of the Significant Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of its businesses and the value of its properties and as is customary for companies engaged in similar businesses in similar industries.

     (b) If there are Selling Stockholders: Each of the Selling Stockholders represents and warrants to, and agrees with, each of the Underwriters and the Company that:

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          (i) Such Selling Stockholder has, and immediately prior to the First
       Time of Delivery (as defined in Section 2 hereof) such Selling Stockholder will have, good and valid title to the Offered Securities to be sold by such Selling Stockholder under the Terms Agreement on such date, free and clear of all liens, encumbrances, equities or claims; and upon delivery of such Offered Securities and payment therefor pursuant hereto, good and valid title to such Offered Securities, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters;

          (ii) Such Selling Stockholder has placed in custody under a custody agreement (the "Custody Agreement") with the Company, as custodian (the "Custodian"), for delivery under this Agreement, certificates in negotiable form (with signature guaranteed by a commercial bank or trust company having an office or correspondent in the United States or a member firm of the New York or American Stock Exchanges) representing the Offered Securities to be sold by such Selling Stockholder under the Terms Agreement;

          (iii) Such Selling Stockholder has duly and irrevocably executed and delivered a power of attorney (the "Power of Attorney") appointing the Custodian and one or more other persons, as attorneys-in-fact, with full power of substitution, and with full authority (exercisable by any one or more of them) to execute and deliver this Agreement and to take such other action as may be necessary or desirable to carry out the provisions hereof and of the Terms Agreement on behalf of such Selling Stockholder;

          (iv) Such Selling Stockholder has full right, power and authority to enter into this Agreement, the Power of Attorney and the Custody Agreement; the execution, delivery and performance of this Agreement, the Power of Attorney and the Custody Agreement by such Selling Stockholder and the consummation by such Selling Stockholder of the transactions contemplated hereby and thereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, nor will such actions result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or the property or assets of such Selling Stockholder; and, except for the registration of the Offered Securities under the Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state or foreign securities laws in connection with the purchase and distribution of the Offered Securities by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement, the Power of Attorney or the Custody Agreement by such Selling Stockholder and the consummation by such Selling Stockholder of the transactions contemplated hereby and thereby;

          (v) Such Selling Stockholder has no actual knowledge (as defined in Section 6(f) hereof) of (i) any untrue statement or alleged untrue statement of a material fact contained in Prospectus or in any amendment or supplement thereto, in each case as of its date or as of the First Time of Delivery or (ii) the omission or alleged omission to state in the Prospectus, or in any amendment or supplement thereto, in each case as of its date or as of the First Time of Delivery, any material fact required to be stated therein or necessary to make the statements therein not misleading;

          (vi) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities;

          (vii) During the period beginning at the time of execution of the Terms Agreement and ending the number of days after the Time of Delivery specified under "Blackout" in the Terms Agreement, not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder and under the Terms Agreement, any securities of the Company that are substantially similar to the Offered Securities, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), without your prior written consent;

          (viii) The Offered Securities to be sold by such Selling Stockholder under the Terms Agreement which are represented by the certificates held in custody for such Selling Stockholder are subject to the interest of the Underwriters, the arrangements made by such Selling Stockholder for such custody are to that extent irrevocable, and the obligations of such Selling Stockholder hereunder and under the Terms Agreement shall not be terminated by any act of such Selling Stockholder, by operation of law, by the death or incapacity of any individual Selling Stockholder or, in the case of a trust, by the death or incapacity of any executor or trustee or the termination of such trust, or the occurrence of any other event; and

        (ix) In order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Stockholder will deliver to you prior to or at the applicable Time of Delivery (as hereinafter defined) a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

    2.  Purchase and Offering of Offered Securities.

          The obligation of the Underwriters to purchase the Offered Securities will be evidenced by an agreement or exchange of other written communications ("Terms Agreement") at the time the Company determines to sell the Offered Securities. The Terms Agreement may also amend, modify or supplement this Agreement as provided therein. The Terms Agreement will incorporate by reference the provisions of this Agreement, except as otherwise provided therein, and will specify the firm or firms which will be Underwriters, the names of any Representatives, the principal amount or number of shares to be purchased by each Underwriter, the purchase price to be paid by the Underwriters and (if the Offered Securities are debt securities or preferred stock) the terms of the Offered Securities not already specified (in the Indenture, in the case of Offered Securities that are debt securities), including, but not limited to, interest rate (if debt securities), dividend rate (if preferred stock), maturity (if debt securities), any redemption provisions and any sinking fund requirements. The Terms Agreement will also specify the time and date of delivery and payment (such time and date, or such other time not later than seven full business days thereafter as the Underwriter first named in the Terms Agreement (the "Lead Underwriter") and the Company agree as the time for payment and delivery, being herein and in the Terms Agreement referred to as the "Time of Delivery") the place of delivery and payment and any details of the terms of offering that should be reflected in the prospectus supplement relating to the offering of the Offered Securities. For purposes of Rule 15c6-1 under the Securities Exchange Act of 1934, the Time of Delivery (if later than the otherwise applicable settlement date) shall be the date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. The obligations of the Underwriters to purchase the Offered Securities will be several and not joint. It is understood that the Underwriters propose to offer the Offered Securities for sale as set forth in the Prospectus.

          If the Offered Securities are debt securities and the Terms Agreement specifies "Book-Entry Only" settlement or otherwise states that the provisions of this paragraph shall apply, the Company will deliver against payment of the purchase price the Offered Securities in the form of one or more permanent global securities in definitive form (the "Global Securities") deposited with the Trustee as custodian for The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee for DTC. Interests in any permanent global securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Prospectus. Payment for the Offered Securities shall be made by the Underwriters (if the Terms Agreement specifies that the Offered Securities will not trade in DTC's Same Day Funds Settlement System) by certified or official bank check or checks in New York Clearing House (next day) funds or (if the Terms Agreement specifies that the Offered Securities will trade in DTC's Same Day Funds Settlement System) in Federal (same day) funds by official check or checks or wire transfer to an account in New York previously designated to the Lead Underwriter by the Company at a bank acceptable to the Lead Underwriter, in each case drawn to the order of the Company at the place of payment specified in the Terms Agreement on the Closing Date, against delivery to the Trustee as custodian for DTC of the Global Securities representing all of the Offered Securities.

     3.  The Company agrees with each of the Underwriters:

     (a) To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of the Terms Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or Prospectus which shall be disapproved by the Representatives promptly after reasonable notice thereof; to advise the Representatives promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representatives with copies thereof; to advise the Representatives promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of Prospectus, of the suspension of the qualification of the Offered Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

   (b) Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Offered Securities for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Offered Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

   (c) Prior to Noon, New York City time, on the New York Business Day next succeeding the date of the Terms Agreement and from time to time, to furnish the Underwriters with copies of the Prospectus in New York City in such quantities as the Representatives may reasonably request, and, if the delivery of the Prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Offered Securities and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act [For Debt Securities: or the Trust Indenture Act, or] to notify the Representatives and upon the request of the Representatives to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Underwriters may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver the Prospectus in connection with sales of any of the Offered Securities at any time nine months or more after the time of issue of the Prospectus, upon request of the Representatives but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as the Representatives may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

   (d) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the date of the Terms Agreement, an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

   (e) During the period beginning at the time of the execution of the Terms Agreement and ending the number of days after the Time of Delivery specified under "Blackout" in the Terms Agreement, not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder and under the Terms Agreement any securities of the Company that are substantially similar to the Offered Securities [For Common Stock] including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), without your prior written consent;

   (f) To cause each of the persons listed on a schedule to the Term Agreement, to the extent such person is not a Selling Stockholder hereunder and under the Term Agreement, to enter into a lock-up agreement with the Underwriters, in form and substance satisfactory to the Underwriters, providing that, during the period beginning at the time of execution of the Terms Agreement and ending the number of days after the Time of Delivery specified under "Blackout" in the Terms Agreement, such person will not offer, sell, contract to sell or otherwise dispose of, except as provided hereunder or under the Terms Agreement, any securities of the Company that are substantially similar to the Offered Securities, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, the Offered Securities or any such substantially similar securities (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of the Term Agreement), without the prior written consent of the Underwriters;

    (g) During a period of three years from the effective date of the Registration Statement, to furnish to the Representatives copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to the Representatives (i) as soon as they are available, (A) copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which the Offered Securities or any class of securities of the Company is listed [For Debt Securities: and (B) the documents specified in the Indenture as in effect at the Time of Delivery];

    (h) To use the net proceeds received by it from the sale of the Offered Securities pursuant to this Agreement in the manner specified in the Prospectus under the caption "Use of Proceeds";

    (i) If Offered Securities are Common Stock: To use its best efforts to list for quotation the Shares on the National Association of Securities Dealers Automated Quotations National Market System ("NASDAQ"); and

    (j) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act.

     4. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Offered Securities under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Terms Agreement the Blue Sky Memorandum, [If the Offered Securities are Debt
Securities: the Indenture,] closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Offered Securities; (iii) all expenses in connection with the qualification of the Offered Securities for offering and sale under state securities laws as provided in Section 3 hereof, including the fees and disbursements of counsel for the Underwriters (not in excess, in the aggregate, an amount specified in the Terms Agreement) in connection with such qualification and in connection with the Blue Sky surveys [If the Offered Securities are Debt Securities: and legal investment surveys; (iv) any fees charged by securities rating services for rating the Offered Securities] [If the Offered Securities are Common Stock: (v) all fees and expenses in connection with listing the Offered Securities on the NASDAQ];
(vi) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Offered Securities; (vii) the cost of preparing certificates evidencing the Offered Securities; (viii) the fees and expenses [If the Offered Securities are Debt
Securities: of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Offered Securities] [If the Offered Securities are Common Stock: any transfer agent or registrar ; (ix) [If there are Selling Stockholders: all fees and expenses of counsel to the Selling Stockholders, incurred in connection with the public offering of the Offered Securities]; and (x) all other costs and expenses incident to the performance of its obligations hereunder and under the Terms Agreement which are not otherwise specifically provided for in this Section. It is understood, however, except as provided in this Section, and Sections 6 and 9 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Offered Securities by them, and any advertising expenses connected with any offers they may make.

     5. Conditions of the Obligations of the Underwriters.

     The respective obligations of the Underwriters hereunder and under the Terms Agreement as to the Offered Securities to be delivered at each Time of Delivery, shall be subject, in the sole discretion of the Representatives, to the condition that all representations and warranties of the Company [and the Selling Stockholders] herein are, at and as of the Time of Delivery, true and correct, the condition that the Company [and the Selling Stockholders] shall have performed all of its and their obligations hereunder and under the Terms Agreement theretofore to be performed and the following additional conditions:

     (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Representatives as the case may be;

     (b) Latham & Watkins, counsel for the Underwriters, shall have furnished to the Representatives, such written opinion or opinions, dated the Time of Delivery, with respect to the matters covered in paragraphs (i), (v), (vi),
(vii) and (ix) and the paragraph following clause (xiv) of subsection (c) below as well as such other related matters as the Representatives, as the case may be, may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

     (c) Cravath, Swaine & Moore, counsel for the Company, shall have furnished to the Representatives, as the case may be, their written opinion, dated the Time of Delivery, in form and substance satisfactory to the Representatives, to the effect that:

     (i) The Company and each of the Significant Subsidiaries is a corporation validly existing and in good standing under the laws of the state of its incorporation or formation (which opinion may be based solely on a certificate of the Secretary of State of such state), and has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus. The Company and each of the Significant Subsidiaries is duly registered and qualified to conduct its business and is in good standing (which opinion may be based solely on a certificate of the Secretary of State of such state), in each jurisdiction or place where, based on a certificate of an officer of the Company, the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify or to be in good standing would not have a Material Adverse Effect;

     (ii) The Company has an authorized capitalization as set forth in the Prospectus; and all of the issued shares of capital stock of the Company (including the Offered Shares being delivered at such Time of Delivery); and the shares conform to the description of the Stock contained in the Prospectus;

     (iii) If the Offered Securities are Common Stock: Except as described in the Prospectus, there are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any Offered Securities pursuant to the Company's charter or by-laws or any agreement or other instrument known to such counsel;

     (iv) To the knowledge of such counsel, there are no agreements, contracts, indentures, leases or other instruments to which the Company or any of the Significant Subsidiaries is a party or to which any of their respective properties or assets is subject that are required to be described in, or filed as exhibits to, the Registration Statement and the Prospectus that have not been so described or filed;

     (v) The Registration Statement was declared effective under the Act as of the date and time specified in such opinion, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) of the Rules and Regulations specified in such opinion on the date specified therein and no stop order suspending the effectiveness of the Registration Statement has been issued and, to the knowledge of such counsel, no proceeding for that purpose is pending or threatened by the Commission;

     (vi) If the Offered Securities are Debt Securities: The Indenture has been duly and validly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Trustee, will constitute the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether in a proceeding in equity or at law); and the Indenture duly qualified under the Trust Indenture Act;]

     (vii) If the Offered Securities are Debt Securities: The Offered Securities have been duly and validly authorized by the Company and when duly executed by the Company in accordance with the terms of the respective Indenture and, assuming due authentication of the Securities by the Trustee, upon delivery to the Underwriters against payment therefor in accordance with the terms of the Terms Agreement, will have been validly issued and delivered, and will constitute valid and binding obligations of the Company entitled to the benefits of the respective Indenture, enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether in a proceeding in equity or at law); and the Offered Securities and the Indenture conforms to the descriptions thereof in the Prospectus;

     (viii) If the Offered Securities are Common Stock: The Offered Securities have been duly and validly authorized and are fully paid and nonassessable, when issued, delivered and sold will conform to the description thereof described in the Prospectus;

     (ix) The Registration Statement and the Prospectus and any further amendments and supplements thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the rules and regulations thereunder;

     (x) The statements contained (A) in the Prospectus under the captions "Description of the [Notes/Capital Stock]", [If the Offered Securities are Common Stock: "Shares Eligible for Future Sale"], "Underwriting" and "Certain United States Federal Tax Consequences to Non-United States Holders" and (B) in the Registration Statement in Items 14 and 15, in each case insofar as they are descriptions of contracts, agreements or other legal documents, or refer to statements of law or legal conclusions, are accurate in all material respects and present fairly the information purported to be described therein;

     (xi) The Terms Agreement has been duly and validly authorized, executed and delivered by the Company.

     (xii) This Agreement has been duly and validly authorized, executed and delivered by the Company;

     (xiii) None of the issuance, offer or sale of Offered Securities, the execution, delivery or performance by the Company of this Agreement and the Terms Agreement or compliance by the Company with the provisions hereof and of the Terms Agreement (i) requires any consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official, or conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate of incorporation or by-laws or other organizational documents of the Company or (ii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, any Material Agreement or violates or will violate any law, rule or regulation of the United States, or the State of New York or the General Corporation Law of the State of Delaware, or, to such counsel's knowledge, any order or decree of any court or government agency or instrumentality or will result in the creation or imposition of any

Lien upon any property or assets of the Company and each Significant Subsidiary pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or under any to which any of their property or assets is subject, except in each case such breaches, conflicts or defaults that, individually or in the aggregate, would not have a Material Adverse Effect. For purposes of the foregoing opinion, such counsel may assume that any agreements referred to in clause (ii) above that are governed by laws other than the laws of the State of New York, are governed by and would be interpreted in accordance with the laws of the State of New York; and

       (xiv) The Company is not and, upon sale of the Offered Securities to be issued and sold thereby in accordance herewith and the application of the net proceeds to the Company of such sale as described in the Prospectus under the caption "Use of Proceeds," will not be an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     In addition, such counsel shall also state that such counsel has participated in conferences with officers of the Company and with the independent public accountants for the Company, concerning the preparation of the Registration Statement and the Prospectus, and, although such counsel has made certain inquiries and investigations in connection with the preparation of the Registration Statement and the Prospectus, it is not passing upon and does not assume any responsibility for the accuracy or completeness of the statements contained in the Registration Statement and the Prospectus, and has not made any independent check or verification thereof, except insofar as such statements relate to such counsel and to clause (vii) above, and on the basis of the foregoing such counsel's work in connection with this matter did not disclose any information that gave such counsel reason to believe that the Registration Statement and the Prospectus, as of its date or as of the Time of Delivery, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief or opinion with respect to the financial statements and other financial data included therein);

     The opinion of such counsel may be limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal laws of the United States;

     (d) E. Blake Hawk, general counsel to the Company, shall have furnished to the Representatives, as the case may be, his written opinion, dated such Time of Delivery, in form and substance reasonably satisfactory to the Representatives, to the effect that:

          (i) Each of the Company, and it subsidiaries is (other than [list non-corporate entities]) a corporation validly existing and in good standing under the laws of the state of its incorporation or formation (which opinion may be based solely on a certificate of the Secretary of State of such state), and has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus. Each of the Company, and its subsidiaries is duly registered and qualified to conduct its business and is in good standing (which opinion may be based solely on a certificate of the Secretary of State of such state), in each jurisdiction or place where, based on a certificate of an officer of the Company, the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify or to be in good standing would not have a Material Adverse Effect;

          (ii) All of the issued shares of capital stock of the Company and each Subsidiary of the Company (other than as set forth in the Terms Agreement) have been duly and validly authorized and issued and are fully paid, non-assessable and (except for directors' qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except as set forth in the Registration Statement and the Prospectus (including the exhibits thereto);

          (iii) To knowledge of such counsel, there are no legal or governmental proceedings pending or threatened against the Company or any of its Subsidiaries (other than as set forth in the Terms Agreement), or to which any of their respective properties is subject, that are not disclosed in the Prospectus and which are reasonably likely to have a Material Adverse Effect or to materially affect the issuance of the Offered Securities or the consummation of the transactions contemplated by this Agreement;

          (iv) To the knowledge of such counsel, except as described in the Prospectus there are no contracts, agreements or understandings between the Company or any of its Subsidiaries (other than as set forth in the Terms Agreement) and any person granting such person the right to require the Company or any of such Subsidiaries to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company or any of such Subsidiaries to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company or any of such Subsidiaries under the Act; and

          (v) None of the issuance, offer or sale of Offered Securities, the execution, delivery or performance by the Company of this Agreement or the Terms Agreement or compliance by the Company with the provisions hereof or of the Terms Agreement (i) requires any consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official, or conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate of incorporation or by-laws or other organizational documents of the Company or (ii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, any Material Agreement or violates or will violate any law, rule or regulation of the United States, or the State of New York or the General Corporation Law of the State of Delaware, or, to such counsel's knowledge, any order or decree of any court or government agency or instrumentality or will result in the creation or imposition of any Lien upon any property or assets of the Company, ot its Significant Subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or under any to which any of their respective property or assets is subject, except in each case such breaches, conflicts or defaults that, individually or in the aggregate, would not have a Material Adverse Effect;

          The opinion of such counsel may be limited to the laws of the State of Texas, the General Corporation Law of the State of Delaware and the Federal laws of the United States;

     (e) Norton Rose, English counsel for CTSH and CTI, shall have furnished to the Representatives, as the case may be, their written opinion, dated such Time of Delivery, in form and substance reasonably to the Representatives, to the effect that:

          (i) CTI was duly incorporated on 9 May 1996 under the Companies Act 1985 as a private limited company; CTSH was duly incorporated on 27 August 1996 as a private limited company; a certificate of good standing in respect of each of the Companies issued by the Companies Registration Office on a date within three business days of the date of this opinion is attached;

          (ii) by a Certificate of Incorporation on Change of Name issued on 21 March 1997 CTI changed its name to "Castle Transmission International Ltd."; by a Certificate of Incorporation on Change of Name issued on 25 February 1997, CTSH changed its name to "Castle Transmission Services (Holdings) Ltd."; and

          (iii) CTI is empowered by its Memorandum of Association to conduct its business as described in the Prospectus;

     (f) If there are Selling Shareholders: The counsel for each of the Selling Stockholders, as indicated in a schedule to the Terms Agreement shall have furnished to the Underwriter, its written opinion with respect to each of the Selling Stockholders for whom they are acting as counsel, dated such Time of Delivery, in form and substance satisfactory to the Underwriter, as the case may be, to the effect that:

          (i) Such Selling Stockholder has full right, power and authority to enter into this Agreement, the Terms Agreement, the Power of Attorney and the Custody Agreement; the execution, delivery and performance of this Agreement, the Terms Agreement, the Power of Attorney and the Custody Agreement by such Selling Stockholder and the consummation by such Selling Stockholder of the transactions contemplated hereby and thereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, nor will such actions result in any violation of any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over such Selling Stockholder or the property or assets of such Selling Stockholder; and, except for the registration of the Offered Securities under the Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state or foreign securities laws in connection with the purchase and distribution of the Offered Securities by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement, the Power of Attorney or the Custody Agreement by such Selling Stockholder and the consummation by such Selling Stockholder of the transactions contemplated hereby and thereby;

          (ii) The Terms Agreement has been duly executed and delivered by or on behalf of such Selling Stockholder;

          (iii)This Agreement has been duly executed and delivered by or on behalf of such Selling Stockholder;

          (iv) A Power-of-Attorney and a Custody Agreement have been duly executed and delivered by such Selling Stockholder and constitute valid and binding agreements of such Selling Stockholder, enforceable in accordance with their respective terms, subject to the effects of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing;

          (v) Such Selling Stockholder has full right, power and authority to sell, assign, transfer and deliver the Offered Securities to be sold by such Selling Stockholder under the Terms Agreement; and

          (vi) Upon physical delivery of the certificates representing the Offered Securities to be sold by such Selling Stockholder under this Agreement to the Underwriters in the State of New York with undated stock powers duly endorsed in blank, and upon payment therefor in accordance with the terms of this Agreement, the Underwriters will become the "protected purchasers" (as defined in Section 8-303(a) of the New York
       UCC) of such shares, free of any "adverse claim" (as defined in Section 8-102(a)(1) of the New York UCC), assuming that the Underwriters do not have notice of any adverse claim to such shares.

     In rendering such opinion, such counsel may (i) state that its opinion is limited to matters governed by the Federal laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of Delaware and that such counsel is not admitted in the State of New York and
(ii) in rendering the opinions in Section (i) and (iv) above, rely upon a certificate of such Selling Stockholder in respect of matters of fact as to ownership of and liens, encumbrances, equities or claims on the shares of Stock sold by such Selling Stockholder, provided that such counsel shall furnish copies thereof to the Representatives and state that they believe that both the Underwriters and they are justified in relying upon such certificate.

     (g) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of the Terms Agreement and also at the Time of Delivery, KPMG Peat Marwick LLP shall have furnished to the Representatives a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to the Representatives;

    (h) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and (ii) since the respective dates as of which information is given in the Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or
(ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Offered Securities on the terms and in the manner contemplated in the Prospectus;

     (i) On or after the date of the Terms Agreement (i) no downgrading shall have occurred in the rating accorded the Company's debt securities or preferred stock by any nationally recognized statistical rating organization, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and
(ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities or preferred stock;

    (j) On or after the date of the Terms Agreement there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on NASDAQ;
(ii) a suspension or material limitation in trading in the Company's securities on NASDAQ; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities; or (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this clause (iv) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the offered Securities on the terms and in the manner contemplated in the Prospectus; or [If the Offered Securities are Debt Securities: (v) the occurrence of any material adverse change in the existing financial, political or economic conditions in the United States or elsewhere which, in the judgment of the Representatives, would materially and adversely affect the financial markets or the market for the Securities and other debt securities;

     (k) If the Offered Securities are Common Stock: At such Time of Delivery Nasdaq National Markets shall have approved the Offered Securities to be sold by the Company [and the Selling Stockholders] for inclusion, subject only to official notice of issuance and evidence of satisfactory distribution;

     (l) If the Offered Securities are Common Stock: The Company has obtained and delivered to the Underwriters executed copies of an agreement from the persons identified a schedule to the Terms Agreement to the effect set forth in Subsection 3(e) hereof in form and substance satisfactory to the Underwriter;

     (m) The Company shall have complied with the provisions of Section 3(c) hereof with respect to the furnishing of Prospectuses on the New York Business Day next succeeding the date of this Agreement;

     (n) The Company [and the Selling Stockholders] shall have furnished or caused to be furnished to the Representatives at the Time of Delivery certificates of officers of the Company [and the Selling Stockholders, respectively] satisfactory to the Representatives as to (i) the accuracy of the representations and warranties of the Company [and the Selling Stockholders, respectively,] herein at and as of such Time of Delivery, (i) the performance by the Company [and the Selling Stockholders] of all of [its/their] obligations hereunder and under the Terms Agreement to be performed at or prior to such Time of Delivery, [If the Offered Securities are Common Stock: (iii) in the case of the Company and the Selling Stockholders, the absence of untrue statements of material facts or omissions of material facts required to be stated or necessary to make statements not misleading in the Registration Statement and the Prospectus, (iv) in the case of the Company and the Selling Stockholders, absence of events since the Effective Date which should be set forth in a supplement or amendment to the Registration Statement and the Prospectus, and (v) such other matters as the Underwriter may reasonably request and the Company shall have furnished or caused to be furnished certificates] as to the matters set forth in subsections (a) and (h) of this Section and as to such other matters as the Representatives may reasonably request;

     (o) The Company shall have furnished to the Representatives a certificate, in form and substance reasonably acceptable to counsel to the Representatives, dated the First Time of Delivery, of its Chief Financial Officer with respect to certain tower data of the Company set forth in the Prospectus; and

     (p) If there are Selling Stockholders: The Representatives shall have received a copy of the executed Custody Agreement and Power of Attorney from each Selling Stockholder.

     6. Indemnifications

     (a) The Company [and the Selling Stockholders, jointly and severally] will indemnify and hold harmless each Underwriter, their respective officers and employees and each person, if any, who controls any Underwriter within the meaning of the Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Offered Securities), to which that Underwriter, officer, employee or controlling person may become subject, under the Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon: (i) any breach of the representations and warranties of [the Company or such Selling Stockholder, as the case may be, contained herein; provided that the indemnity by the Company and the Selling Stockholders solely with respect to this clause
(i) shall be several and not joint, (ii) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or in any amendment or supplement thereto, or (iii) the omission or alleged omission to in the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter, and each such officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim damage, liability or action as such expenses are incurred; provided, however, that the Company [and the Selling Stockholders] shall not be liable in any such case to the extent that any such loss, claim, damage, liability, or action arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company by any Representatives by or on behalf of any underwriter specifically for inclusion therein consented to by it pursuant to Section 7 hereof; provided further that [neither] the Company [nor any Selling Stockholder] shall be liable to any Underwriter under the indemnity agreement in this paragraph 6(a) with respect to the Prospectus to the extent that any such loss, claim, damage or liability of such Underwriters results from the fact that such Underwriter sold Offered Securities to a person as to whom there was not sent or given, at or prior to written confirmation of such sale, a copy of the Prospectus as then amended or supplemented if the Company had previously furnished copies thereof in the quantity requested and in a timely manner in accordance with Section 3(c) hereof to such Underwriter and the loss, claim, damage or liability of such Underwriter results from an untrue statement or omission of a material fact contained in the Registration Statement and corrected in the Prospectus as amended or supplemented. If there are Selling Stockholders: Notwithstanding the foregoing provisions, the indemnity and contribution obligations of the Selling Stockholders shall be subject to the following additional limitations: (i) the Underwriters shall pursue and satisfy any and all claims arising under this Agreement or otherwise (collectively, "Claims") by seeking recovery from the Company prior to pursuing any Claim against the Selling Stockholders and the Underwriters shall thereafter be entitled to pursue any remaining unsatisfied Claims by seeking recovery from the Selling Stockholders only following the Company's failure to satisfy in full the Claims as a result of the Company's insolvency, bankruptcy or liquidation; (ii) the aggregate amount of any Selling Stockholder's indemnity and contribution obligations under this paragraph 6(a) shall not exceed the net cash proceeds received by such Selling Stockholder from its sale of Offered Securities in the offering after reduction for (A) taxes,
(B) underwriting commissions and discounts, (C) other fees and expenses incurred by such Selling Stockholder relating to the offering, including legal and financial advisory fees, and (D) the aggregate amount of any and all direct and indirect costs or expenses incurred by such Selling Stockholder in defense or settlement of any other claim against it relating or attributable to the offering or the sale of Offered Securities by such Selling Stockholder thereunder, including without limitation claims under the Act; and (iii) the Selling Stockholders shall be liable under this paragraph 6(a) solely with respect to any untrue statement of material fact contained in the Registration Statement or Prospectus which was actually known by such Selling Stockholder as of the date of the Registration Statement or Prospectus (or such amendment or supplement thereto) to be untrue, or any omission to state a material fact which was actually known by such Selling Stockholder as of the date of the Registration Statement or the Prospectus (or such amendment or supplement thereto) to be necessary to make the statements contained in the Registration Statement or Prospectus (or such amendment or supplement thereto) in the light of the circumstances under which they were made, not misleading as of the date of the Registration Statement or Prospectus (or such amendment or supplement thereto). The provisions of this Section 6 shall constitute the sole and exclusive remedy available to the Underwriters with respect to any claims against the Selling Stockholders relating to the offering or sale of Offered Securities by such Selling Stockholders under the Terms Agreement;

     (b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, its officers who sign the Registration Statement, each of its directors (including any person who, with his or her consent, is named in the Registration Statement or the Prospectus as about to become a director of the Company), and each person, if any, who controls the Company within the meaning of the Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer or controlling person may become subject, under the Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or in any amendment or supplement thereto or (ii) the omission or alleged omission to state in the Registration Statement or the Prospectus, or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of that Underwriter specifically for inclusion therein, and shall reimburse the Company and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Underwriter may otherwise have to the Company or any such director, officer, employee or controlling person.

     (c) Promptly after receipt by an indemnified party under subsection (a) or
(b) above of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the claim or the commencement thereof; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this section except to the extent it has been materially prejudiced by such failure, and provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under such subsection. In case any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof, with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under such subsection for any legal or other expenses, subsequently incurred by the indemnified party, in connection with the defense thereof; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have in good faith reasonably concluded that there may be defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred, provided further that in no event shall the foregoing proviso require the indemnifying party to bear the fees and expenses of more than one separate counsel, in addition to local counsel, for each of the following classes of parties hereto: (i) the Representatives and those other Underwriters and their respective officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought under this Section 6, (ii) the Company and its Subsidiaries and (iii) the Selling Stockholders. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment to the extent provided in this Section 6.

     (d) If the indemnification provided for in this Section 6 shall for any reason be unavailable to or insufficient (other than by reason of the exceptions provided therein) to hold harmless an indemnified party under subsection (a) or
(b) above in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by each party to the Terms Agreement from the offering of the Offered Securities or (ii) if the allocation provided by the clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of each party to the Terms Agreement with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Underwriters, [and the Selling Stockholders] with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Offered Securities purchased under this Agreement (before deducting expenses) received by the Company, the [Selling Stockholders], and the total underwriting discounts and commissions received by the Underwriters with respect to the Offered Securities purchased under the Terms Agreement as set forth in the table on the cover page of the Prospectus, bear to the sum of the total proceeds from the sale of the Offered Securities (before deducting expenses) in the offering. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, [the Selling Stockholders] or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, [the Selling Stockholders], and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (e) were determined by pro rata allocation or by any other method of allocation which does not take into account of the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability or action in respect thereof, referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public was offered to the public, exceeds the amount of any damages which such Underwriter, as the case may be, has otherwise been required paid or become liable to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. [If there are Selling Stockholders: No Selling Stockholder will be required to contribute any amount in excess of the proceeds received by such person in respect of all Offered Securities offered and sold by it pursuant to the Prospectus and] no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

     (e) As used herein, the phrase "actual knowledge" means, with respect to any natural person, the actual knowledge of such person and, with respect to any other person, the actual knowledge of any natural person exercising control (whether by ownership or management) over such person, and shall not imply any duty to investigate or be deemed to include any knowledge that might have become actually known following investigation. The phrase "actually known" shall have a correlative meaning.

     (f) The obligations of the Company under this Section 6 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; the obligations of the Underwriters under this Section 6 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement or the Prospectus as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Act.

     7. (a) If any Underwriter shall default in its obligation to purchase the Offered Securities which it has agreed to purchase under the Terms Agreement, at a Time of Delivery, the Representatives may in their discretion arrange for the Representatives or another party or other parties to purchase such Offered Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Offered Securities, then the Company, [and the Selling Stockholders] shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Offered Securities on such terms. In the event that, within the respective prescribed periods, the Representatives notify the Company [and the Selling Stockholders] that they have so arranged for the purchase of such Offered Securities, or the Company [and the Selling Stockholders] notifies the Representatives that it has [they have] so arranged for the purchase of such Offered Securities, the Representatives or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in the opinion of the Representatives may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Offered Securities.

     (b) If, after giving effect to any arrangements for the purchase of the Offered Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company [and the Selling Stockholders] as provided in subsection (a) above, the aggregate number of such Offered Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal number of all the Offered Securities to be purchased at such Time of Delivery, then the Company [and the Selling Stockholders] shall have the right to require each non-defaulting Underwriter to purchase the number of Offered Securities which such Underwriter agreed to purchase under the Terms Agreement at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Offered Securities which such Underwriter agreed to purchase under the Terms Agreement) of the Offered Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

     (c) If, after giving effect to any arrangements for the purchase of the Offered Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company [and the Selling Stockholders] as provided in subsection (a) above, the aggregate number of Offered Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Offered Securities, or if the Company [and the Selling Stockholders] shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Offered Securities of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter, the Company, [or the Selling Stockholders] except for the expenses to be borne by the Company [and the Selling Stockholders] and the Underwriters as provided in Section 5 hereof and the indemnity and contribution agreements in Section 6 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

     8. The respective indemnities, agreements, representations, warranties and other statements of the Company, [the Selling Stockholders] and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement and the Terms Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter or the Company, or any officer or director or controlling person of the Company, [or any controlling person of any Selling Stockholder,] and shall survive delivery of and payment for the Offered Securities.

     9. If this Agreement shall be terminated pursuant to Section 7 hereof, neither the Company [nor the Selling Stockholders] shall then be under any liability to any Underwriter except as provided in Sections 5 and 6 hereof; but, if for any other reason, the Offered Securities are not delivered by or on behalf of the Company [and the Selling Stockholders] as provided herein, the Company [and each of the Selling Stockholders pro rata (based on the number of Offered Securities to be sold by the Company and such Selling Shareholders under the Terms Agreement)] will reimburse the Underwriters through the Representatives for all out-of-pocket expenses approved in writing by the Representatives, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Offered Securities not so delivered, but the Company [and the Selling Stockholders] shall then be under no further liability to any Underwriter except as provided in and Sections 5 and 6 hereof.

     10. In all dealings hereunder and under the Terms Agreement, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives jointly or by the Lead Underwriter on behalf of the Representatives.

     All statements, requests, notices, and agreements hereunder and under the Terms Agreement shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the Representatives at the address specified in the Terms Agreement; [if to any Selling Stockholder shall be delivered or sent by mail, telex, facsimile transmission to counsel for such Selling Stockholder at its address set forth in a schedule to the Terms Agreement;] and if to the Company

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

shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention:
Secretary; provided, however, that any notice to an Underwriter pursuant to
Section 6(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company [or the Selling Stockholders] by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof. The Company [and the Selling Stockholders] shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by any of the Representatives [If there are Selling Stockholders: and the Company and the Underwriters shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Selling Stockholders by their respective Attorneys-in-fact.]

     11. This Agreement and the Terms Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and [the Selling Stockholders and,] to the extent provided in Sections 6 and 8 hereof, the officers and directors of the Company and each person who controls the Company, [any Selling Stockholder,] any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Offered Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

     12. Time shall be of the essence of this Agreement and the Terms Agreement. As used herein, the term "business day" shall mean any day on which the New York Stock Exchange, Inc. is open for trading.

     13. This Agreement and the Terms Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to any provisions relating to conflicts of law.

     14. This Agreement and the Terms Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.



                                    Very truly yours,

                                    Crown Castle International Corp.

                                    By:
                                       -----------------------------
                                      Name:
                                      Title:

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